SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                           FORM 8 - K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 1, 1995

                        TSI Incorporated
     (Exact name of registrant as specified in its charter)

                            Minnesota
          (State or other jurisdiction of incorporation)

                             0-2958
                    (Commission File Number)

                           41-0843524
                (IRS Employer Identification No.)

          500 Cardigan Road, St. Paul, Minnesota  55126
      (Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code   612/483-0900

Item Two.  Acquisition or Disposition of Assets.

     Pursuant to the Purchase Agreement dated April 27, 1995, which is attached hereto as an exhibit, Registrant, on May 1, 1995, acquired, through a wholly owned subsidiary, the net operating assets and business of Alnor Instrument Company (a Delaware corporation), which is a wholly owned subsidiary of
Studsvik AB, a Swedish Corporation.   The net operating assets
purchased included cash, accounts receivable, inventory, machinery and equipment located in Skokie, Illinois, patents and other intangible assets and certain other operating assets. Registrant also acquired Alnor AB of Uppsala, Sweden, which provides sales and service support for Alnor products in Europe.

     The consideration paid by Registrant for the purchased net assets was a cash payment of $4,393,000 and assumption of certain operating liabilities associated with the acquired business. Registrant also paid an additional $600,000 pursuant to consulting and noncompetition agreements with Alnor Instrument Company, Alnor, Inc. and Studsvik AB. The consideration paid was determined by arms-length negotiations between Registrant and the selling companies. No prior relationship existed between Registrant and Alnor Instrument Company or their shareholders, directors, officers, and associates.

     For payment of the purchase price, Registrant applied its own accumulated funds. No loans or debt instruments were involved.

     Alnor Instrument Company is a maker of air flow, safety and indoor environmental monitoring products. In its fiscal year ended December 31, 1994, sales were approximately $8.5 million.

     Registrant intends to use the purchased assets to continue the business previously conducted by the Alnor Instrument Company substantially as before Registrant's acquisition.

Item Seven.  Financial Statements, Pro Forma Financial
Information and Exhibits.

     a. and b.  The audited financial statements of Alnor
Instrument Company and the pro forma financial information required by this item are not currently available. They will be filed by amendment as soon as practicable but, in any event, no later than July 14, 1995.

     c. The Asset Purchase Agreement dated April 27, 1995 by and among a wholly owned subsidiary of Registrant and Alnor
Instrument Company and its shareholders is attached as Exhibit 2 to this current report on Form 8-K.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereto duly authorized.

                        TSI INCORPORATED

                         By  /s/LOWELL D. NYSTROM
                              Lowell D. Nystrom
                              Vice President & CFO

                          EXHIBIT INDEX


Item
601(b)                                            Sequential
Number         Description                        Page Number

  (2)          Asset Purchase Agreement

____________

     Schedules and exhibits to the Purchase Agreement as referred to therein are omitted. Upon request, the registrant will file with the Commission a copy of any omitted schedule or exhibit.